                                                                    Exhibit 99.5

                             DISTRIBUTION AGREEMENT
                            SAFECO TAXABLE BOND TRUST

                                    EXHIBIT A

The Safeco Taxable Bond Trust consists of the following Series and Classes:

     1.   Safeco Intermediate-Term U.S. Government Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

     2.   Safeco High Yield Bond Fund
               Investor Class
               Advisor Class A
               Advisor Class B
               Advisor Class C

As of October 1, 2003